          THIS WARRANT AGREEMENT, dated as of __________, 199__ between KEYCORP, an Ohio corporation (the "Company"), and ____________, a [bank or trust company]
                          -------
organized and existing under the laws of ________, as warrant agent (the

"Warrant Agent").
- -------- -----

          WHEREAS, the Company has entered into an Indenture dated as of __________, 1994 (the "Senior Indenture") with Bankers Trust Company, as trustee
                       ------ ---------
(the "Senior Indenture Trustee"), providing for the issuance by the Company from
      ------ --------- -------
time to time, in one or more series, of debt securities evidencing its unsecured, senior indebtedness (the "Senior Debt Securities"); and
                                     ------ ---- ----------

          WHEREAS, the Company has entered into an Indenture dated as of __________, 1994 (the "Subordinated Indenture") with Bankers Trust Company, as
                       ------------ ---------
trustee (the "Subordinated Indenture Trustee"), providing for the issuance by
              ------------ --------- -------
the Company from time to time, in one or more series, of debt securities evidencing its unsecured, subordinated indebtedness (the "Subordinated Debt
                                                          ------------ ----
Securities"); and
- ----------

          WHEREAS, the Company has provided for the offering, from time to time, of its Common Shares, with a par value of $1 each ("Common Shares"), shares of
                                                    ------ ------
its ______ Preferred Stock, Class __, with a par value of $1 each ("Preferred
                                                                    ---------
Stock"), and depositary shares representing fractional interests in shares of
- -----
its Preferred Stock ("Depositary Shares", and, together with the Senior Debt
                      ---------- ------
Securities, the Subordinated Debt Securities, the Common Shares and the Preferred Stock, the "Securities"); and
                      ----------

          WHEREAS, the Company proposes to issue from time to time warrants (the "Warrants") representing the right to purchase Senior Debt Securities,
 --------
Subordinated Debt Securities, Common Shares, Preferred Stock and Depositary Shares, in any combination thereof (the underlying securities purchaseable through exercise of Warrants, the "Underlying Securities"); and
                                   ---------- ----------

          WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                            OF WARRANT CERTIFICATES

          1.01.  Issuance of Warrants.  Warrants may be issued from time to
                 --------------------
time, together with or separately from the Securities (the "Offered
                                                            -------
Securities").  Prior to the issuance of any Warrants, there shall be established
- ----------
by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):
                    ----- ----------

          (a)  the title and aggregate number of such Warrants;

          (b) whether such Warrants are to be issued with any Offered Securities and, if so, the title, aggregate principal amount or number of shares, ranking and terms of any such Offered Securities; the number of Warrants to be issued with each $1,000 principal amount or 100 shares of such Offered Securities (or such other principal amount and currency or number of shares of such Offered Securities as is provided for in the Board Resolution); and the date, if any, on and after which such Warrants and such Offered Securities will be separately transferable (the "Detachable
                                                                   ----------
     Date"); if the Warrants are offered for separate consideration, the
     ----
     offering price and the currency for which the Warrants may be purchased;

          (c) the title, aggregate principal amount or number of shares, ranking and terms of the Underlying Securities that may be purchased upon exercise of such Warrants;

          (d) the time or times at which, or period or periods during which, such Warrants may be exercised and the final date on which such Warrants may be exercised (the "Expiration Date");
                            ---------- ----

          (e) the principal amount or number of shares of Underlying Securities that may be purchased upon exercise of each Warrant, [and] the price, or the manner of determining the price (the "Warrant Price"), at which such
                                               ------- -----
     principal amount or number of shares may be purchased upon such exercise, and the currency and manner of payment;

          (f)  the terms of any right to redeem such Warrants; and

          (g) any other terms of such Warrants not inconsistent with the provisions of this Agreement.

          1.02.  Form and Execution of Warrant Certificates.  (a)  The Warrants
                 ------------------------------------------
shall be evidenced by warrant certificates (the "Warrant Certificates"), which
                                                 ------- ------------
may be in registered
or bearer form and otherwise shall be substantially in such form or forms as set forth in Exhibit A hereto or as shall be established by or pursuant to a Board Resolution. Each Warrant Certificate whenever issued, shall be dated the date it is countersigned by the Warrant Agent and may have such letters, numbers or other identifying marks and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval). Each Warrant Certificate shall evidence one or more Warrants.

          (b) The Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman of the Board, a Vice-Chairman, its President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          (c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

          (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

          1.03.  Issuance and Delivery of Warrant Certificates.  At any time and
                 ---------------------------------------------
from time to time after the execution and delivery of this Agreement, the Company may deliver Warrant Certificates executed by the Company to the Warrant Agent for countersignature. Except as provided in the following sentence, the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to or upon the written request of the Company.

Subsequent to the original issuance of a Warrant Certificate evidencing Warrants, the Warrant Agent shall countersign a new Warrant Certificate evidencing such Warrants only if such Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates evidencing such Warrants or in connection with their transfer, as hereinafter provided.

          1.04.  Temporary Warrant Certificates.  Pending the preparation of
                 ------------------------------
definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall countersign and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Warrant Certificates may determine, as evidenced by such officer's execution of such Warrant Certificates.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or at ________________], without charge to the Holder, as defined in Section 1.06 hereof. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

          1.05.  Payment of Taxes.  The Company will pay all stamp and other
                 ----------------
duties, if any, to which this Agreement or the original issuance of the Warrants or Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

          1.06.  Definition of Holder.  The term "Holder" or "Holders", as used
                 --------------------             ------      -------
herein with reference to a Warrant Certificate, shall mean [if registered
                                                            -------------
Warrants -- the person or persons in whose name such Warrant Certificate shall
- --------
then be registered as set forth in the Warrant Register to be maintained by the Warrant Agent pursuant to Section 4.01 for that purpose] [if bearer Warrants --
                                                          ------------------
the bearer of such Warrant Certificate] or, in the case of Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, [if registered Offered Securities and Warrants that are not then
            ---------------------------------------------------------------
detachable -- the person or persons in whose name the related Offered Securities
- ----------
shall be registered as set forth in the security register of the related Offered Securities] [if bearer Offered Securities and Warrants that are not then
             -----------------------------------------------------------
detachable -- the bearer of the related Offered Security], prior to the
- ----------
Detachable Date.  [If registered Offered Securities and Warrants that are not
                   ----------------------------------------------------------
then detachable -- The Company will, or will cause the security registrar of any
- ---------------
such Offered

Securities to, make available to the Warrant Agent at all times (including on and after the Detachable Date, in the case of Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom) such information as to holders of Offered Securities with Warrants as may be necessary to keep the Warrant Register up to date.]


                                   ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

          2.01.  Duration of Warrants.  Each Warrant may be irrevocably
                 --------------------
exercised in whole but not in part at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Warrant Certificate evidencing such Warrant. Each Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Warrant thereunder and under this Agreement shall cease, provided, however, that the Company reserves
                                  --------  -------
the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the Expiration Date of the Warrants for such periods of time as it chooses; further provided
                                                             ------- --------
that in no case may the Expiration Date of the Warrants (as extended) be extended beyond five years from the Expiration Date set forth above. Whenever the Expiration Date of the Warrants is so extended, the Company shall at least 20 days prior to the then Expiration Date cause to be mailed to the Warrant Agent and the registered Holders of the Warrants in accordance with the provisions of Section 6.05 hereof a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date.

          2.02.  Exercise of Warrants.  (a)  The Holder of a Warrant shall have
                 --------------------
the right, at its option, to exercise such Warrant and, subject to subsection
(f) of this Section 2.02, purchase the principal amount or number of shares of Underlying Securities provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Warrant Certificate evidencing such Warrant. Except as may be provided in a Warrant Certificate, a Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Warrant Certificate, which shall be substantially in the form set forth in Exhibit B hereto or as shall be established by or pursuant to a Board Resolution, by duly executing and delivering the same, together with payment in full of the Warrant Price in the currency and manner of payment specified in the Board Resolution, to the Warrant Agent at the corporate trust office of the Warrant Agent [or at ________________]. Except as may be provided in a Warrant Certificate, the date on which such Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the Warrant is exercised and the Underlying Securities issued.

          (b) As soon as practicable after the exercise of a Warrant, the Company shall issue, pursuant to the Senior Indenture or Subordinated Indenture, if applicable, in authorized denominations to or upon the order of the Holder of such Warrant, the Underlying Securities to which such Holder is entitled, in [if registered
                                                            -------------
Underlying Securities -- fully registered form] [if registered or unregistered
- ---------------------                            -----------------------------
Underlying Securities -- the form required under such Senior Indenture or
- ---------------------
Subordinated Indenture, if applicable, or in the form otherwise required and, in the case of Underlying Securities in registered form,] registered in such name or names as may be directed by such Holder.

          (c) If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Warrant Price for Warrants is received of the amount so deposited in its account. The Warrant Agent shall promptly confirm in writing to the Company such telephone advice.

          (e) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Senior Indenture Trustee and the Subordinated Indenture Trustee, if applicable, and the Company of (i) the number of Warrants of each title exercised as provided herein, (ii) the instructions of each Holder with respect to delivery of the Underlying Securities to which such Holder is entitled upon such exercise, (iii) the delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining unexercised after such exercise, and (iv) such other information as the Senior Indenture Trustee or the Subordinated Indenture Trustee, if applicable, or the Company shall reasonably require.

          (f) The Company shall not be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Underlying Securities; and in the event that any such transfer is involved, the Company shall not be required to issue any Underlying Securities (and the Holder's purchase of the Underlying Securities upon the exercise of such Holder's Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          2.03.  Common Share Warrant Adjustments.  The Warrant Price of a
                 --------------------------------
Warrant representing the right to purchase Common Shares (a "Common Share
                                                             ------ -----
Warrant"), as such Warrant Price (the "Common Share Warrant Price") is set forth
- -------                                ------ ----- ------- -----
in the Board Resolution, shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall pay a dividend or make a distribution on the underlying Common Shares purchaseable through exercise of the Common Share

     Warrants (the "Underlying Common Shares") in Common Shares, the Common
                    ---------- ------ ------
     Share Warrant Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Common Share Warrant Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the record date and the denominator shall be the sum of such number of Common Shares and the total number of Common Shares constituting such dividend or other distribution and the resulting adjusted Common Share Warrant Price shall become effective immediately after the opening of business on the day following the record date, except as provided in subsection (i) below.

          (b) In case the Company shall subdivide the outstanding Underlying Common Shares into a greater number of Underlying Common Shares, the Common Share Warrant Price in effect at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall combine the outstanding Underlying Common Shares into a smaller number of Underlying Common Shares, the Common Share Warrant Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be proportionately increased, and the resulting reduced or increased Common Share Warrant Price, as the case may be, shall become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

          (c) In case the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per Common Share (as defined for purposes of this subparagraph (c) in subparagraph (f) below), at the record date for the determination of shareholders entitled to receive such rights or warrants, the Common Share Warrant Price in effect after such record date shall be determined by multiplying such Common Share Warrant Price by a fraction, the numerator of which shall be the number of Common Shares outstanding on the record date for issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Common Shares outstanding on the record date for issuance of such rights or warrants plus the number of additional Common Shares receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (i) below, after such record date. In determining whether any rights or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.

          (d) In case the Company shall distribute to all holders of Common Shares any shares of capital stock of the Company (other than Common Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company or dividends payable in Common Shares) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (c) above) (any of the foregoing being hereinafter in this subparagraph (d) called the "Distributed Securities"),
                                                      ----------- ----------
     then, in each such case, unless the Company elects to reserve such Distributed Securities for distribution to the holders of the Common Share Warrants upon the exercise of the Common Share Warrants so that any such holder exercising Common Share Warrants will receive upon such exercise, in addition to the Underlying Common Shares to which such holder is entitled, the amount and kind of such Distributed Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Distributed Securities, exercised its Common Share Warrants into Underlying Common Shares, the Common Share Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Common Share Warrant Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per Common Share (as defined for purposes of this subparagraph (d) in subparagraph (f) below) on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive) of the portion of the Distributed Securities so distributed allocable to one Common Share, and the denominator of which shall be the then current market price per Common Share (determined as provided in subparagraph (f) below); provided, however, that in the event the then fair
                              --------  -------
     market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the current market price per Common Share (as defined in subsection (f) below) on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Common Share Warrants shall have the right to receive the amount and kind of Distributed Securities such holder would have received had he exercised such Common Share Warrant immediately prior to the record date for the distribution of the Distributed Securities. Such adjustment shall become effective immediately, except as provided in subsection (i) below, after the record date for the determination of stockholders entitled to receive such distribution.

          (e) If, pursuant to subparagraph (c) or (d) above, the Common Share Warrant Price shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding Underlying Common Shares in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Common Share Warrant Price shall forthwith be adjusted to equal the Common Share Warrant Price that would have applied had such right or warrant never been declared, distributed or issued.

          (f) For the purposes of any computation under subparagraph (c) above, the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subparagraph (d) above, the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph (c) or subparagraph (d)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such Common Shares are not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which such Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such Common Shares are
                                        ------
     not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Shares on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such Common Shares selected for such purpose by the Board of Directors of the Company or a committee thereof or, if no such quotations are available, the fair market value of such Common Share as determined by a New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors of the Company or a committee thereof. As used in this Section 2.03, the term "Trading Day" with respect to a Common Share
                                  ------- ---
     means (x) if such Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if such Common Shares are quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of [New York] are authorized or obligated by law or executive order to close.

          (g) No adjustment in the Common Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Common Share Warrant Price; provided, however, that any
                                                  --------  -------
     adjustments which by
     reason of this subparagraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that adjustment shall be required and made in accordance
     -------- -------
     with the provisions of this Section 2.03 (other than this subsection (g)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Shares. All calculations under this Section 2.03 shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this
     Section 2.03 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Common Share Warrant Price, in addition to those required by this subparagraph (g), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its shareholders shall not be taxable.

          (h) Whenever the Common Share Warrant Price is adjusted as herein provided, the Company shall promptly file with the transfer agent a certificate, signed by its Chairman of the Board, a Vice-Chairman, its President or a Vice President (an "Adjustment Certificate"), setting forth
                                        ---------- -----------
     the Common Share Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which Adjustment Certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Company to file such
                 --------  -------
     Adjustment Certificate shall not invalidate any corporate action by the Company.

          (i) In any case in which this Section 2.03 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (x) issuing to the holder of any Common Share Warrant converted after such record date and before the occurrence of such event the additional shares of Underlying Common Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Underlying Common Shares issuable upon such exercise before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of any fractional share.

          (j) Whenever the Common Share Warrant Price is adjusted as provided in this Section 2.03, the Company shall, as promptly as practicable thereafter, cause to be mailed to each Holder of Common Share Warrants at its then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Common Share Warrant Price setting forth such adjusted Common Share Warrant Price and the effective date of such adjusted Common Share Warrant Price; provided, however, that the failure of the
                                 --------  -------
     Company to give such notice shall not invalidate any corporate action by the Company.

          (k) Whenever there shall be any change in the Common Share Warrant Price hereunder, then there shall be an adjustment (to the nearest hundredth of a share) in the number of Common Shares purchasable upon exercise of this Common Share Warrant, which adjustment shall become effective at the time such change in the Common Share Warrant Price becomes effective and shall be made by multiplying the number of Common Shares purchasable upon exercise of this Common Share Warrant immediately before such change in the Common Share Warrant Price by a fraction the numerator of which is the Common Share Warrant Price immediately before such change and the denominator of which is the Common Share Warrant Price immediately after such change. The Common Share Warrant Price per Common Share shall be adjusted and readjusted from time to time as provided in this Section 2.03 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.03.

          (l) The form of Warrant Certificate evidencing Common Share Warrants (a "Common Share Warrant Certificate") need not be changed because of any
         ------ ----- ------- -----------
     adjustment made pursuant to this Section 2.03, and Common Share Warrant Certificates issued after such adjustment may state the same Common Share Warrant Price and the same number of Common Shares as are stated in the Common Share Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Common Share Warrant Certificate that it may deem appropriate to reflect such adjustment and that does not otherwise affect the substance thereof, and any Common Share Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Common Share Warrant Certificate or otherwise, may be in the form as so changed.

          (m) Reference is made to the Company's Rights Agreement, dated as of August 25, 1989, between the Company and Society National Bank, as successor Rights Agent, as such Rights Agreement may be from time to time amended, extended or otherwise modified, including any successor agreement or other similar agreement entered into in replacement thereof or substitution therefor (the "Rights Agreement"). Notwithstanding anything to the contrary in this Section 2.03, no adjustment in the
     Common Share Warrant Price shall be required pursuant to this Section
     2.03 by virtue of the issuance of rights to purchase Common Shares of the Company (each a "Right") pursuant to the Rights Agreement prior to such Rights becoming exercisable upon a Triggering Event (as such term is from time to time defined in the Rights Agreement) at a purchase price less than the current market price per Common Share (as defined for purposes of Section 2.03(c)). Upon the Rights becoming exercisable following a Triggering Event at a purchase price less than the current market price per Common Share, the Common Share Warrant Price of a Common Share Warrant shall be adjusted in accordance with Section 2.03(c) above, as if the Rights were issued to all holders of Common Shares on the date the Triggering Event occurred, provided, however, that no such adjustment in
                                --------  -------
     the Common Share Warrant Price of a Common Share Warrant shall be made if Rights held by the holder of such Common Share Warrant would be voided in accordance with the terms of the Rights Agreement, and, provided further,
                                                             -------- -------
     that any adjustment to the Common Share Warrant Price made pursuant to this Section 2.03(m) shall be subject to further adjustment in accordance with Section 2.03(e) (including, without limitation, if any Rights become void pursuant to the provisions of the Rights Agreement). Nothing in this
     Section 2.03 shall be deemed to require the Company to maintain the Rights Agreement or restrict the Company's ability to amend or terminate the Rights Agreement in accordance with its terms.

          2.04.  Reservation of Shares.  Prior to the issuance of any Common
                 ---------------------
Share Warrants or any Warrants representing the right to purchase shares of Preferred Stock ("Preferred Stock Warrants") or Depositary Shares ("Depositary
                  --------- ----- --------                          ----------
Share Warrants") there shall have been reserved, and the Company shall at all
- ----- --------
times keep reserved, out of its authorized but unissued Common Shares and Preferred Stock or its issued Common Shares or shares of

Preferred Stock held in treasury, or both, a number of shares sufficient to provide for the exercise of the Common Share Warrant Certificates and Warrant Certificates evidencing Preferred Stock Warrants and Depositary Share Warrants.


                                  ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                                  OF WARRANTS

          3.01.  No Rights as Holder of Underlying Security Conferred by
                 -------------------------------------------------------
Warrants or Warrant Certificates.  No Warrant or Warrant Certificate shall
- --------------------------------
entitle the Holder to any of the rights of a holder of Underlying Securities, including, without limitation, the right to receive the payment of principal of, or premium, if any, on or interest, dividends or distributions of any kind, if any on, Underlying Securities, the right to exercise any voting rights, or the right to enforce any of the covenants in the Senior Indenture or Subordinated Indenture, if applicable.

          3.02.  Lost, Stolen, Destroyed or Mutilated Warrant Certificates.
                 ---------------------------------------------------------
Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity (other than in connection with any mutilated Warrant Certificates surrendered to the Warrant Agent for cancellation) reasonably satisfactory to them, in the absence of notice to the Company or the Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and the Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate evidencing a like number of Warrants of the same title. Upon the issuance of a new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, duly executed and delivered hereunder, evidencing Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

          3.03.  Holder of Warrants May Enforce Rights.  Notwithstanding any of
                 -------------------------------------
the provisions of this Agreement, a Holder, without the consent of the Warrant Agent, the Senior Indenture Trustee or the Subordinated Indenture Trustee, if applicable, the holder of any Underlying Securities or the Holder of any other Warrant, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, its right to exercise its Warrant or Warrants in the manner provided in this Agreement and its Warrant Certificate.


                                   ARTICLE IV

                       EXCHANGE AND TRANSFER OF WARRANTS

          4.01.  [Warrant Register;] Exchange and Transfer of Warrants.  [If
                  ----------------------------------------------------    --
registered Warrants -- The Warrant Agent shall maintain, at its corporate trust
- -------------------
office [or at __________], a register (the "Warrant Register") in which, upon
                                            ------- --------
the issuance of Warrants, or on and after the Detachable Date in the case of Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof. The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.]

          Except as provided in the following sentence, upon surrender at the corporate trust office of the Warrant Agent [or at ________________], Warrant Certificates may be exchanged for one or more other Warrant Certificates of different denominations evidencing the same aggregate number of Warrants of the same title, or may be transferred in whole or in part. A Warrant Certificate evidencing Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, [if registered Offered
                                                           ---------------------
Securities and Warrants -- each exchange or transfer of such Offered Security on
- -----------------------
the security register of the Offered Securities shall operate also to exchange or transfer the related Warrants] [if bearer Offered Securities and Warrants --
                                   -----------------------------------------
an exchange or transfer of possession of the related Offered Security shall operate also to exchange or transfer the related Warrants]. [If registered
                                                              -------------
Warrants -- A transfer shall be registered upon surrender of a Warrant
- --------
Certificate to the Warrant Agent at its corporate trust office or at any other office indicated in the Warrant Prospectus for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] Whenever a Warrant Certificate is surrendered for exchange or transfer, the Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Warrant Certificates duly executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of a Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or transfer.

          No service charge shall be made for any exchange or transfer of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.02(f) hereof.

          4.02.  Treatment of Holders of Warrants.  Every Holder of a Warrant,
                 --------------------------------
by accepting the Warrant Certificate evidencing the same, consents and agrees with the Company, the Warrant Agent and with every other Holder of Warrants of the same title that the Company and the Warrant Agent may treat the Holder of a Warrant Certificate (or, if the Warrant Certificate is not then detachable, the Holder of the related Offered Security) as the absolute owner of such Warrant for all purposes and as the person entitled to exercise the rights represented by such Warrant, any notice to the contrary notwithstanding.

          4.03.  Cancellation of Warrant Certificates.  In the event that the
                 ------------------------------------
Company shall purchase, redeem or otherwise acquire any Warrants after the issuance thereof, the Warrant Certificate or Certificates evidencing such Warrants shall thereupon be delivered to the Warrant Agent and be cancelled by it. The Warrant Agent shall also cancel any Warrant Certificate (including any mutilated Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange [if registered Warrants -- or transfer] [if Warrant
                       ----------------------                  ----------
Certificates are issued in bearer form -- , except that Warrant Certificates
- --------------------------------------
delivered to the Warrant Agent in exchange for Warrant Certificates of other denominations may be retained by the Warrant Agent for reissue]. Warrant Certificates so cancelled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.



                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

          5.01.  Warrant Agent.  The Company hereby appoints
                 -------------
_______________________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein; and _______________________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

          5.02.  Conditions of Warrant Agent's Obligations.  The Warrant Agent
                 -----------------------------------------
accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

          (a)    Compensation and Indemnification.  The Company agrees to
                 --------------------------------
     promptly pay the Warrant Agent the compensation set forth in Exhibit C hereto and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with its appointment as Warrant Agent hereunder.

          (b)   Agent for the Company.  In acting under this Agreement and in
                ---------------------
     connection with any Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

          (c)    Counsel.  The Warrant Agent may consult with counsel
                 -------
     satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d)    Documents.  The Warrant Agent shall be protected and shall
                 ---------
     incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e)    Officer's Certificate.  Whenever in the performance of its
                 ---------------------
     duties hereunder the Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman of the Board, a Vice-Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "Officer's Certificate") delivered by the
                                   --------- -----------
     Company to the Warrant Agent.

          (f)    Actions Through Agents.  The Warrant Agent may execute and
                 ----------------------
     exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

          (g)    Certain Transactions.  The Warrant Agent, and any officer,
                 --------------------
     director or employee thereof, may become the owner of, or acquire any interest in, any Warrant, with the same rights that he, she or it would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of Underlying Securities or other obligations of the Company as if it were not the Warrant Agent. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as Senior Indenture Trustee or Subordinated Indenture Trustee.

          (h)    No Liability for Interest.  The Warrant Agent shall not be
                 -------------------------
     liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

          (i)    No Liability for Invalidity.  The Warrant Agent shall incur no
                 ---------------------------
     liability with respect to the validity of this Agreement (except as to the due execution hereof by the Warrant Agent) or any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent).

          (j)    No Responsibility for Company Representations.  The Warrant
                 ---------------------------------------------
     Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or in any Warrant Certificate (except as to the Warrant Agent's countersignature on such Warrant Certificate), all of which recitals and representations are made solely by the Company.

          (k)   No Implied Obligations.  The Warrant Agent shall be obligated to
                ----------------------
     perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant

     Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
     Section 6.03 hereof, to make any demand upon the Company.

          5.03.  Resignation and Removal; Appointment of Successor.  (a)  The
                 -------------------------------------------------
Company agrees, for the benefit of the Holders of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which such resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given, unless the Company agrees to accept a shorter notice. The Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the two preceding sentences, such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Warrant Agent a combined capital and surplus (as set forth in its most recent published report of condition) of at least $50,000,000) and the acceptance of such appointment by such successor Warrant Agent.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian for all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, conservator or custodian for it or for all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, [if registered
                                                                -------------
Warrants -- the Warrant Register and] all monies, securities and other property
- --------
on deposit with or held by such predecessor (together with any books and records relating thereto), as Warrant Agent hereunder.

          (e) The Company shall cause notice of the appointment of any successor Warrant Agent to be [if registered Warrants -- mailed by first-class
                               ----------------------
mail, postage prepaid, to each Holder at its address appearing on the Warrant Register or, in the case of Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, on the security register of the Offered Securities] [if bearer Warrants -- published in an Authorized Newspaper
                     ------------------
(as defined in Section 101 of the Senior Indenture and the Subordinated Indenture) in The City of New York [and in such other city or cities as may be specified by the Company] at least twice within any seven-day period]. Such notice shall set forth the name and address of the successor Warrant Agent. Failure to give any notice provided for in this Section 5.03(e), or any defect therein, shall not, however, affect the legality or validity of the appointment of the successor Warrant Agent.

          (f) Any person into which the Warrant Agent may be merged or converted, or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper, the giving of any notice to Holders or any further act on the part of the parties hereto, provided that such person be qualified as aforesaid.

          5.04.  Office.  The Company will maintain an office or agency where
                 ------
Warrant Certificates may be presented for exchange [if registered Warrants --,
                                                    ----------------------
transfer] or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at ______________________.

                                  ARTICLE VI

                                 MISCELLANEOUS

          6.01.  Reclassification, Consolidation, Merger, Sale or Conveyance.
                 -----------------------------------------------------------
(a) With respect to any issuance of Common Share Warrants, Preferred Stock Warrants, and/or Depositary Share Warrants, (collectively, the "Equity
                                                                ------
Warrants"), in case any of the following shall occur while any Equity Warrants
- --------
are outstanding: (i) any reclassification or changes of the outstanding Common Shares, shares of Preferred Stock, and/or Depositary Shares (collectively, the "Underlying Equity Securities") (other than a change in par value, or from par
- ----------- ------ ----------
value to no par value, or as a result of a subdivision or combination of the Underlying Equity Securities); or (ii) any consolidation, merger or combination of the Company with or into another corporation as a result of which holders of Underlying Equity Securities shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Underlying Equity Securities; or (iii) any sale, conveyance, transfer or lease of the property or assets of the Company as, or substantially as, an entirety to any other entity as a result of which holders of Underlying Equity Securities shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Underlying Equity Securities; then the Company, or such successor or assuming corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Equity Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Equity Warrants, to receive the kind and amount of shares of stock and other securities and property or assets receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer or lease as would be received by a holder of the number of shares of Underlying Equity Securities issuable upon exercise of such Equity Warrant immediately prior to such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer or lease, and, in the case of a consolidation, merger, combination, sale, conveyance, transfer or lease where the Company is not the successor corporation, the successor or assuming corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, the Company shall thereupon be relieved of any further obligation hereunder or under the Equity Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Equity Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Underlying Equity Securities in its own name, in fulfillment of its obligations to deliver Underlying Equity Securities upon exercise of the Equity Warrants. All the Equity Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Equity Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Equity Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Equity Warrants thereafter to be issued as may be appropriate.

          (b) With respect to any issuance of Warrants to purchase Senior Debt Securities and/or Subordinated Debt Securities (collectively, the "Debt
                                                                   ----
Warrants"), to the extent permitted in the Senior Indenture and/or the
- --------
Subordinated Indenture, the Company may consolidate with, merge into or combine with another corporation or other entity, or sell, convey, transfer or lease all or substantially all of its properties and assets to any other corporation or other entity. In case of any such consolidation, merger, combination, sale, conveyance, transfer or lease where the Company is not the successor corporation, the successor or assuming corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company, the Company shall thereupon be relieved of any further obligation hereunder or under the Debt Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver the Senior Debt Securities and/or Subordinated Debt Securities purchaseable through the exercise of the Debt Warrants (collectively, the "Underlying Debt
                                                      ---------- ----
Securities") in its own name, in fulfillment of its obligations to deliver
- ----------
Underlying Debt Securities upon exercise of the Debt Warrants. All the Debt Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Debt Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Debt Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debt Warrants thereafter to be issued as may be appropriate.

          (c) The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such reclassification, change, consolidation, merger, combination, sale, conveyance, transfer or lease, as the case may be, complies with the provisions of this Section 6.01.

          6.02.  Supplements and Amendments.  (a)  The Company and the Warrant
                 --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interests of the Holders, the Company shall give notice thereof, as provided in Section 5.03(e) hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

          (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however,
                                                             --------  -------
that no such modification or amendment that shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Warrants the consent of which is required for modification or amendment of this Agreement or the Warrants, may be made without the consent of each Holder affected thereby.

          6.03.  Notices and Demands to the Company and Warrant Agent.  If the
                 ----------------------------------------------------
Warrant Agent shall receive any notice or demand addressed to the Company by a Holder pursuant to the provisions of this Agreement or a Warrant Certificate (other than notices relating to the exchange [if registered Warrants --,
                                              ----------------------
transfer] or exercise of Warrants), the Warrant Agent shall promptly forward such notice or demand to the Company.

          6.04.  Addresses.  Any communications from the Company to the Warrant
                 ---------
Agent with respect to this Agreement shall be directed to ___________________________________, Attention: __________________, any
communications from the Warrant Agent to the Company with respect to this Agreement shall be directed to KeyCorp, 127 Public Square, Cleveland, Ohio, 44114-1306, Attention: Treasurer, with a copy to the Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Company), telephone number (216) 689-3000 and any communications from the Company or the Warrant Agent to the Senior Indenture Trustee or the Subordinated Indenture Trustee with respect to this Agreement shall be directed to _____________________________________, Attention: __________________. The
Company shall inform the Warrant Agent of any change in the address of the Senior Indenture Trustee or the Subordinated Indenture Trustee as soon as practicable after it learns of any such change.

          6.05.  Applicable Law.  The validity, interpretation and performance
                 --------------
of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with the laws of the State of New York.

          6.06.  Delivery of Prospectus.  The Company will furnish to the
                 ----------------------
Warrant Agent sufficient copies of a prospectus or prospectuses, including any prospectus supplements, relating to the Underlying Securities deliverable upon exercise of any outstanding Warrants (each a "Prospectus"), and the Warrant
                                              ----------
Agent agrees to deliver a Prospectus to the Holder of a Warrant prior to or concurrently with the delivery of the Underlying Securities issued upon such exercise.

          6.07.  Obtaining Governmental Approvals.  The Company will take such
                 --------------------------------
action as may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make all filings under federal and state securities laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Underlying Securities under the Securities Act of 1933), as may be or become requisite in connection with the issuance, sale, transfer and delivery of Warrants and Warrant Certificates, the exercise of Warrants and the issuance, sale and delivery of Underlying Securities issued upon exercise of Warrants.

          6.08.  Persons Having Rights Under Warrant Agreement.  Nothing in this
                 ---------------------------------------------
Agreement, expressed or implied, and nothing that may be inferred from any of the provisions hereof is intended or shall be construed to confer upon or give to any person or corporation other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements herein shall be for the sole and exclusive benefit of the Company, the Warrant Agent and their respective successors and the Holders.

          6.09.  Headings.  The descriptive headings of the several Articles and
                 --------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          6.10.  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement.

          6.11.  Inspection of Agreement.  A copy of this Agreement shall be
                 -----------------------
available during business hours at the office of the Warrant Agent for inspection by any Holder. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection prior to making such copy available.

          6.12.  Acceleration of Warrants by the Corporation.  (a)  At any time
                 -------------------------------------------
on or after __________, the Corporation shall have the right to accelerate any or all Warrants at any time by causing them to expire at the Close of Business on the day next preceding a specified date (the "Acceleration Date"), if the
                                                 -----------------
Market Price (as hereinafter defined) of the Underlying Security or Securities equals or exceeds ____________ percent (___%) of the then effective warrant exercise price, adjusted as if no changes in such Warrant Price had been made pursuant to Section 2.03, on any twenty (20) Trading Days (as hereinafter defined) within a period of thirty (30) consecutive Trading Days ending no more than five (5) Trading Days prior to the date on which the Corporation gives notice to the Warrant Agent of its election to accelerate the Warrants.

          (b)    "Market Price" for each Trading Day shall be the last reported
                  ------ -----
closing price regular way (or, if no such price is reported, the average of the reported closing bid and asked prices regular way) reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the Underlying Security is not listed or admitted to trading on such Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Underlying Security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or such other system then in use, or if on any such date the Underlying Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose. For the purposes of this Section 6.12, "Trading Day" shall be each Monday through
                                    ------- ---
Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Shares, as determined by the Board of Directors of the Company.

          (c) In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

          (d) Notice of an acceleration specifying the Acceleration Date shall be sent by mailing first class, postage prepaid, to each registered Holder of a Warrant Certificate representing a Warrant accelerated at such Holder's address appearing on the [Warrant Register] not more than sixty (60) days nor less than thirty (30) days before the Acceleration Date. Such notice of an acceleration also shall be given no more than twenty (20) days, and no less than ten (10) days, prior to the mailing of notice to registered Holders of Warrants pursuant to this Section, by publication at least once in a newspaper of general circulation in the City of New York, New York.

          (e) Any Warrant accelerated may be exercised until 3:30 P.M. New York City time on the business day next preceding the Acceleration Date. The warrant exercise price shall be payable as provided in Section 2.02.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         KEYCORP


[Seal]
                                         By  ___________________________________
Attest:                                      Name:
                                             ----
                                             Title:
                                             -----


___________________________________
Name:
- ----
Title:
- -----
                                         _______________________________________



[Seal]

Attest:                                  By  ___________________________________
                                             Name:
                                             ----
                                             Title:
                                             -----

___________________________________
Name:
- ----
Title:
- -----

                                                  Exhibit A to Warrant Agreement


                    [FORM OF REGISTERED WARRANT CERTIFICATE]

                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN


[Form of Legend if                       Prior to _______ this
Offered Securities with                  Warrant Certificate
Warrants which are not                   cannot be transferred
immediately detachable.                  or exchanged unless
                                         attached to a [Title of
                                         Offered Securities].]

[Form of Legend if                       Prior to _______
Warrants are not                         Warrants evidenced by
immediately exercisable.                 this Warrant Certificate
                                         cannot be exercised.]


     No.                                 CUSIP No. [_______]


                              WARRANT CERTIFICATE
                                  representing
                           [up to _________] Warrants
                      Expiring [________________________]
                                    KEYCORP


          This certifies that [_______________] or registered assigns is the registered holder of [____________] Warrants (the "Warrants") or such lesser
                                                   --------
amount as is indicated in the records of [name of Warrant Agent], as Warrant Agent. Each Warrant entitles the beneficial owner thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, [*subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5:00 P.M., New York City time, on ________, 19__ and on or before 5:00 P.M., New York City time, on ________, 19__], [aggregate

- ----------
 * Include if Warrants are issued with Offered Securities which are not immediately detachable.

principal amount or number of shares of [title of Underlying Securities]] of KeyCorp (the "Company") on the following basis: during the period from
              -------
________, 19__, through and including ________, 19__ the exercise price of each Warrant will be _______; during the period from ________, 19__, through and including ________, 19__, the exercise price of each Warrant will be _________ (the "Warrant Price"), subject to such adjustments as provided in Section 2.03
      ------- -----
of the Warrant Agreement (as defined below).  Other than as provided in Section
2.03 of the Warrant Agreement, no adjustment shall be made for any dividends on any Common Shares issuable upon exercise of any Warrant. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent, which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

          The term "Holder" as used herein shall mean [*, prior to ___________ (the "Detachable Date"), the registered owner of the Company's [title of Offered
      ---------- ----
Securities] (the "Offered Securities") to which this Warrant Certificate is
                  ------- ----------
initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. The Warrants may be exercised at or prior to [____ P.M.], New York City time, on any New York Business Day from their date of issuance until [____ P.M.], New York City time, on [____________, 19__] (the "Expiration Date"). [Not fewer than [_____] Warrants
                           ---------- ----
may be exercised by or on behalf of any one Holder on any one day.] The term "New York Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [____________, 19__] (the "Warrant Agreement"),
                                                          ------- ---------
between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all Holders of the Warrants represented by Warrant Certificates consent by acceptance hereof. Copies of the Warrant Agreement are on file at the principal corporate trust office of the Warrant Agent in New York City.

          Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

- ----------
* Include if Warrants are issued with Offered Securities which are not immediately detachable.

          [*Prior to ________, 19__, this Warrant Certificate may be exchanged or transferred only together with the Offered Securities to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this Warrant may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or at ______________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          Except as provided in the immediately preceding paragraph, after countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ________________] for Warrant Certificates representing the same aggregate number of Warrants.]

          [**Transfer of this Warrant may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ___________________] for Warrant Certificates representing the same aggregate number of Warrants.]

          This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of Underlying Securities, including, without limitation, the right to receive the payment of principal of, or premium, if any, on or interest, dividends or distributions of any kind, if any on, Underlying Securities, the right to exercise any voting rights or the right to enforce any of the covenants in the Senior Indenture or Subordinated Indenture, if applicable.

          Subject to the terms of the Warrant Agreement, upon due presentment for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent in New York City or at any other office indicated in the Prospectus Supplement accompanying the sale of this Warrant, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new Warrant Certificate of like tenor and representing a like number of unexercised Warrants as

- ----------
* Include if Warrants are issued with Offered Securities which are not immediately detachable.

** Include if Warrants are issued alone or with Offered Securities which are immediately detachable.

evidenced by this Warrant Certificate at the time of such registration of transfer which shall be issued to the designated transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

          This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

          The validity, interpretation and performance of this Warrant Certificate and the terms and provisions hereof shall be governed by the laws of the State of New York.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated as of [___________________________].
                                              KEYCORP


                                              By: ______________________________
                                                  [title]
[SEAL]

Attest:   ___________________________________
          [title]


Countersigned on the date
above written:

[NAME OF WARRANT AGENT],
 as Warrant Agent


By:   ___________________________
      [title]

                                                  Exhibit B to Warrant Agreement



                        Form of Warrant Exercise Notice
                        -------------------------------



[NAME OF WARRANT AGENT], as Warrant Agent
_________________________
Attention: ______________
[Address]

[Facsimile: _____________]
[Telephone: _____________]
[Telex: _________________]



          Re:  Exercise of KeyCorp Warrants Expiring
               [___________________________] ("Warrants")
                                               --------


          The undersigned hereby irrevocably elects to exercise __________________ Warrants, evidenced by this Warrant Certificate, to purchase [aggregate principal amount or number of shares of [title of Underlying Securities]] of KeyCorp and represents that the undersigned has tendered payment for such [title of Underlying Securities] [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next day] funds to the order of KeyCorp, c/o [name of Warrant Agent], [__________________, New York, New York _____], in the amount of _________ in accordance with the terms hereof. The undersigned requests that [aggregate principal amount or number of shares of [title of Underlying Securities]] be in [fully registered form] [in the form required under the Senior Indenture or the Subordinated Indenture, if applicable, or in the form otherwise required] in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

          If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining

Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.


Dated: __________________________   Name _______________________________

_________________________________   Address  ___________________________

_________________________________
(Insert social security or other
 identifying number of holder of
 Warrant)

Signature Guaranteed ____________   Signature ______________________________

                                              (Signature must conform in all
                                              respects to name of holder of
                                              Warrant as specified on the
                                              Warrant Certificate and must bear
                                              a signature guarantee by a bank,
                                              trust company or member broker of
                                              the New York, Midwest or Pacific
                                              Stock Exchange)

          The Warrant(s) evidenced hereby may be exercised at the following addresses:

By hand at  _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________

By mail at  _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________
            _____________________________________________________________


          [Instructions as to form and delivery of [Underlying Securities] and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                                                  Exhibit C to Warrant Agreement



                        [Compensation of Warrant Agent]

                                                                  Exhibit (4)(g)



               OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS
               HEREIN SHALL BE DETERMINED IN CONFORMITY WITH THE
                APPLICABLE PROSPECTUS SUPPLEMENT OR SUPPLEMENTS

- --------------------------------------------------------------------------------



                                    KEYCORP

                                      and

          ----------------------------------------------------------
                                                 Warrant Agent


                       ----------------------------------

                               WARRANT AGREEMENT


                  Dated as of ________________________, 199__

                       ----------------------------------



- --------------------------------------------------------------------------------

                         TABLE OF CONTENTS*

                                                             Page
                                                             ----

PARTIES.........................................................1
RECITALS........................................................1


                             ARTICLE I

          ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                      OF WARRANT CERTIFICATES


     1.01.  Issuance of Warrants..............................  2
     1.02.  Form and Execution of Warrant Certificates........  2
     1.03.  Issuance and Delivery of Warrant Certificates.....  3
     1.04.  Temporary Warrant Certificates....................  4
     1.05.  Payment of Taxes..................................  4
     1.06.  Definition of Holder..............................  4

                            ARTICLE II

                 DURATION AND EXERCISE OF WARRANTS


     2.01.  Duration of Warrants..............................  5
     2.02.  Exercise of Warrants..............................  5
     2.03.  Common Share Warrant Adjustments..................  6
     2.04.  Reservation of Shares............................. 11

                            ARTICLE III

          OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                            OF WARRANTS


     3.01.  No Rights as Holder of Underlying Security
            Conferred by Warrants or Warrant Certificates..... 12
     3.02.  Lost, Stolen, Destroyed or Mutilated Warrant
            Certificates...................................... 12
     3.03.  Holder of Warrants May Enforce Rights............. 12

- ----------
* The Table of Contents is not part of the Warrant Agreement.

                            ARTICLE IV

                 EXCHANGE AND TRANSFER OF WARRANTS


     4.01.  [Warrant Register;] Exchange and Transfer of
            Warrants ......................................... 13
     4.02.  Treatment of Holders of Warrants.................. 14
     4.03.  Cancellation of Warrant Certificates.............. 14

                             ARTICLE V

                   CONCERNING THE WARRANT AGENT


     5.01.  Warrant Agent..................................... 14
     5.02.  Conditions of Warrant Agent's Obligations......... 15
     5.03.  Resignation and Removal; Appointment of Successor. 17
     5.04.  Office............................................ 18

                            ARTICLE VI

                           MISCELLANEOUS


     6.01.  Reclassification, Consolidation, Merger, Sale or
            Conveyance ....................................... 19
     6.02.  Supplements and Amendments........................ 20
     6.03.  Notices and Demands to the Company and Warrant
            Agent ............................................ 21
     6.04.  Addresses......................................... 21
     6.05.  Applicable Law.................................... 21
     6.06.  Delivery of Prospectus............................ 21
     6.07.  Obtaining Governmental Approvals.................. 22
     6.08.  Persons Having Rights Under Warrant Agreement..... 22
     6.09.  Headings.......................................... 22
     6.10.  Counterparts...................................... 22
     6.11.  Inspection of Agreement........................... 22
     6.12.  Acceleration of Warrants by the Corporation....... 22

TESTIMONIUM................................................... 24

SIGNATURES.................................................... 24

EXHIBIT A FORM OF REGISTERED WARRANT CERTIFICATE
EXHIBIT B FORM OF WARRANT EXERCISE NOTICE
EXHIBIT C COMPENSATION OF WARRANT AGENT

                                       ii